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                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION
                                       OF
                             KAN HAUL SERVICES, INC.

TO THE SECRETARY OF STATE
OF THE STATE OF OKLAHOMA

     FIRST: The name of the corporation (the "Corporation") is:

                             KAN HAUL SERVICES, INC.

     SECOND: The address of the Corporation's registered office in the State of Oklahoma is 2400 First Place Tower, 15 East 5th Street, Tulsa, Tulsa County, Oklahoma 74103. The name of the Corporation's registered agent at such address is Lawrence A. Hall.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000 shares, each of the shares having a par value of $1.00, all of which shares shall be called common stock.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     SIXTH: To the fullest extent permitted by the Oklahoma General Corporation Act as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     SEVENTH: Elections of directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     EIGHTH: The name and mailing address of the incorporator are as follows:

                      Lawrence A. Hall
                      2400 First Place Tower
                      15 East 5th Street
                      Tulsa, Oklahoma 74103

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     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, has executed this Certificate of Incorporation this 13th day of June, 1996.

                           /s/ Lawrence A. Hall
                           -------------------------------------
                           Lawrence A. Hall, Incorporator

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                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                       (AFTER RECEIPT OF PAYMENT OF STOCK)

TO:   OKLAHOMA SECRETARY OF STATE
      2300 N. Lincoln Blvd., Room 101, State Capitol Building
      Oklahoma City, Oklahoma 73105-4897
      (405) 522-4560

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax, Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A.   The name of the corporation is:

          Ken Haul Services, Inc.

     B.   AS AMENDED:  The name of the corporation has been changed to:

          IESI OK CORPORATION
(Please Note: The new of the corporation MUST contain one of the following words: ASSOCIATION, COMPANY, CORPORATION, CLUB, FOUNDATION, FUND, INCORPORATED, INSTITUTE, SOCIETY, UNION, SYNDICATE OR LIMITED or one of the abbreviations CO., CORP., INC. OR LTD.)

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Lawrence A. Hall  15th East 5th St., #2400    Tulsa        Tulsa       74103
--------------------------------------------------------------------------------
NAME OF AGENT     STREET ADDRESS              CITY         COUNTY      ZIP CODE
                           (P.O. BOXES ARE ACCEPTABLE)

3.   The duration of the corporation is:  Perpetual

4. The aggregate number of the authorized shares, itemized-by class, par value of shares, shares without per value, and series, if any, within a class is:

NUMBER OF SHARES           SERIES           PAR VALUE PER SHARE
                           (IF ANY)         (OR, IF WITHOUT PAR VALUE, SO STATE)
COMMON:  1,000                                      $ 1.00

PREFERRED:_______                           ____________________

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5.   Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

        Name change only

     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a Meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which the necessary number of shares as required by statute were voted in favor of the amendment(s).

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 7th day of September, 2001.

                                     By: /s/ Stephen T. Moody
                                        ----------------------------------------
                                        Vice President

ATTEST:

By: /s/ Thomas J. Cowee
   ----------------------------------
   Asst. Secretary

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                              CHANGE OR DESIGNATION
                                       OF
                                REGISTERED AGENT
                                     AND/OR
                                REGISTERED OFFICE
                             (OKLAHOMA CORPORATION)

TO:   OKLAHOMA SECRETARY OF STATE
      2300 N. Lincoln Blvd., Room 101, State Capitol Building
      Oklahoma City, Oklahoma 73105-4897
      (405) 522-4560

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned, for the purpose of changing its registered agent and/or registered office pursuant to Section 1023/1026 of the Oklahoma General Corporation Act, hereby certifies:

1.   The name of the corporation is:  IESI OK Corporation

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

The Corporation    735 First National Building,
Company            120 N. Robinson                   Oklahoma City        Oklahoma, OK       73102
----------------------------------------------------------------------------------------------------
 NAME OF AGENT         STREET ADDRESS                    CITY                COUNTY         ZIP CODE
                         (P.O. BOXES ARE NOT ACCEPTABLE)

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested to by its Secretary or Assistant Secretary, this 30th day of October, 2001.

                                     By: /s/ Christopher Della Pietra
                                        ----------------------------------------
                                        Vice President

ATTEST:

By: /s/ Stephen T. Moody
   ----------------------------------
   Asst. Secretary